UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PBF Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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PBF ENERGY INC. One Sylvan Way, Second Floor Parsippany, New Jersey 07054

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 4, 2020 AT 10:00 AM (E.T.)

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of PBF Energy Inc. (the “Company”), dated April 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders to be held on Thursday, June 4, 2020 (the “Annual Meeting”). These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about May 8, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS

NOTICE SHOULD BE READ CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 4, 2020 AT 10:00 AM (E.T.)

Dear Stockholders,

Due to the public health risks related to the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting has been changed. The Annual Meeting will be held by remote communication only, in a virtual meeting format. You will not be able to attend the Annual Meeting in person.

As previously announced, the Annual Meeting will be held on Thursday, June 4, 2020 at 10:00 a.m. E.T. The items of business to be considered at the Annual Meeting are the same as set forth in the meeting notice previously mailed or made available to you. The virtual meeting will provide stockholders the ability to participate, vote their shares, and ask questions.

As described in the proxy materials previously distributed in connection with the Annual Meeting, stockholders who own shares of common stock as of April 6, 2020 (the “record date”), are entitled to attend and vote at the Annual Meeting. To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/PBF2020 and enter the 16-digit control number included on your proxy card or on the voting instruction form that you have previously received. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Online check-in will begin at 9:45 a.m. E.T. on June 4, 2020. Once admitted, you may participate in the meeting and vote during the Annual Meeting by following the instructions that will be available on the meeting website.

The list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder entitled to vote at the meeting, for any purpose germane to the Annual Meeting, for a period of 10 days prior to the Annual Meeting between 8:30 a.m. and 5:00 p.m. E.T. at our principal executive offices at One Sylvan Way, Second Floor, Parsippany, New Jersey 07054. The list of stockholders entitled to vote at the Annual Meeting will also be open to examination of any stockholders during the meeting and may be accessed by a stockholder at www.virtualshareholdermeeting.com/PBF2020.

It is important that you read the proxy materials previously distributed and we encourage you to vote your common stock or submit your proxy promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. If you have already submitted a proxy or your voting instructions, it is not necessary to submit an additional proxy card or to confirm your prior voting instructions. The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location. You may continue to use the proxy card previously distributed to you to submit your proxy in connection with the Annual Meeting.

By order of the Board of Directors,

Trecia M. Canty

Senior Vice President, General Counsel and Secretary

May 8, 2020

The Annual Meeting on June 4, 2020 at 10:00 a.m. (E.T.) will be available at www.virtualshareholdermeeting.com/PBF2020. Our Proxy Statement and Annual Report for the year ended December 31, 2019 are available at www.pbfenergy.com. In addition, you may access our proxy materials, as well as submit your voting instructions, at www.proxyvote.com by having your proxy card and related instructions in hand.